EXHIBIT 21.1

Ashford Hospitality Prime, Inc.
Subsidiaries List

Ashford HHC III LLC
Ashford HHC Partners III LP
Ashford Hospitality Prime Limited Partnership
Ashford Prime OP General Partner LLC
Ashford Prime OP Limited Partner LLC
Ashford Philadelphia Annex GP LLC
Ashford Philadelphia Annex LP
Ashford Plano-M LP
Ashford Prime TRS Corporation
Ashford San Francisco II LP
Ashford Sapphire III GP LLC
Ashford Sapphire VII GP LLC
Ashford Seattle Downtown LP
Ashford Seattle Waterfront LP
Ashford Tampa International Hotel, LP
Ashford TRS Philadelphia Annex LLC
Ashford TRS Sapphire III LLC
Ashford TRS Sapphire VII LLC
CHH III Tenant Parent Corp.
CHH Capital Hotel GP LLC
CHH Capital Hotel Partners LP
CHH Capital Tenant Corp.
CHH Torrey Pines Hotel GP LLC
CHH Torrey Pines Hotel Partners LP
CHH Torrey Pines Tenant Corp.

1